UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2021

The Parking REIT, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55760	47-3945882
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9130 W. POST RD SUITE 200, LAS VEGAS, NV		89148
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 534-5577
N/A
(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 20, 2021, The Parking REIT, Inc. (the "Company") reconvened its 2021 Annual Meeting of Stockholders, which was originally called to order on December 28, 2020 but adjourned for lack of a quorum (the "Meeting").  A quorum was present at the Meeting as reconvened in accordance with the Company's bylaws. The results of the matters voted upon at the Meeting were as follows:

Proposal #1 – Election of Directors

At the Meeting, the following individuals were elected to the Company's Board of Directors to serve until the 2021 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, by the following vote:

Director Nominees	Votes For	Votes Withheld
Michael V. Shustek	3,639,608	323,444
Robert J. Aalberts	3,644,988	318,065
John E. Dawson	3,644,374	318,678
Shawn Nelson	3,647,984	315,068

Proposal #2 -  Ratification of Appointment of Auditors

At the Meeting, the appointment of RBSM LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020 was ratified, by the following vote:

Votes For	Votes Against	Abstentions
3,678,618	146,638	137,797

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PARKING REIT, INC.

Date: January 21, 2021	By:	/s/ Michael V. Shustek
	Name	Michael V. Shustek
	Title:	Chief Executive Officer